Exhibit 99.2

NEWMAR CORPORATION AND SUBSIDIARIES

FINANCIAL STATEMENTS (unaudited)

June 30, 2019

NEWMAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (Unaudited)

June 30, 2019

ASSETS
Current assets
Cash and cash equivalents	$5,753,291
Certificates of deposit	4,210,000
Accounts receivable (after allowance for doubtful accounts of $100,000)	42,166,218
Inventories, net	70,477,004
Prepaid show fees	660,509
Prepaid insurance and other current assets	2,331,819
Total current assets	125,598,841
Property, plant and equipment
Leasehold improvements	7,100,636
Service center building	6,525,766
Machinery and equipment	12,188,401
Transportation equipment	621,081
Office furniture and equipment	2,648,624
Molds	3,893,586
Construction-in-process	1,475,650
34,453,744
Accumulated depreciation	(19,457,292)
14,996,452
$140,595,293
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued dealer incentive bonuses	$1,583,000
Accrued dealer promotions	1,125,735
Accounts payable	17,424,110
Salaries and wages payable	7,147,807
Other taxes payable	1,061,545
Accrued warranty claims	15,860,000
Accrued profit sharing	560,556
Accrued group insurance	569,749
Accrued repurchase obligation	305,000
Lease payable — short term	511,378
Other current liabilities	416,255
Total current liabilities	46,565,135
Line of credit	8,000,000
Shareholder notes payable	3,689,820
Lease payable — long term	5,584,416
Total long-term liabilities	17,274,236
Redeemable common stock	123,740,227
Shareholders’ equity
Common stock, no par value; voting	—
Common stock, no par value; nonvoting	—
Paid-in capital	7,723
Accumulated deficit	(46,992,028)
(46,984,305)
$140,595,293

See accompanying notes to consolidated financial statements.

NEWMAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

Six months ended June 30, 2019 and 2018

	2019	2018
Sales	$330,021,521	$287,824,645
Cost of goods sold	289,956,966	251,508,094
Gross margin	40,064,555	36,316,551
Selling, general and administrative expenses	20,753,739	18,975,275
Operating income	19,310,816	17,341,276
Interest expense, net	524,937	143,779
Net income	$18,785,879	$17,197,497

See accompanying notes to consolidated financial statements.

NEWMAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

Six months ended June 30, 2019 and 2018

	Common Stock	Paid-In Capital	Accumulated Deficit	Total
Balances at January 1, 2018	$—	$7,723	$(14,201,151)	$(14,193,428)
Net income	—	—	17,197,497	17,197,497
Change in redemption value of redeemable common stock	—	—	(50,618,172)	(50,618,172)
Dividends declared	—	—	(16,801,968)	(16,801,968)
Balances at June 30, 2018	$—	$7,723	$(64,423,794)	$(64,416,071)
Balances at January 1, 2019	$—	$7,723	$(52,753,743)	$(52,746,020)
Net income	—	—	18,785,879	18,785,879
Dividends declared	—	—	(13,024,164)	(13,024,164)
Balances at June 30, 2019	$—	$7,723	$(46,992,028)	$(46,984,305)

See accompanying notes to consolidated financial statements.

NEWMAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

Six months ended June 30, 2019 and 2018

	2019	2018
Cash flows from operating activities
Net income	$18,785,879	$17,197,497
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	1,452,992	844,718
Gain on sale of fixed assets	(1,000)	—
Change in assets and liabilities
Accounts receivable	(5,495,420)	12,635
Inventories	(5,634,199)	(14,618,895)
Prepaid assets	(1,395,418)	(984,370)
Accrued dealer incentive bonuses	68,500	202,100
Accrued dealer promotions	82,000	32,000
Accounts payable	6,902,420	10,235,992
Salaries and wages payable	5,379,193	5,756,838
Other taxes payable	382,190	(194,248)
Accrued warranty claims	290,000	1,360,600
Accrued profit sharing	(518,448)	(469,190)
Accrued group insurance	36,259	(18,009)
Other current liabilities	306,745	(97,409)
Net cash from operating activities	20,641,693	19,260,259
Cash flows from investing activities
Capital expenditures	(1,275,614)	(1,568,108)
Proceeds from sale of fixed assets	1,000	—
Advances to shareholder	—	(1,000,000)
(Purchases) proceeds of certificates of deposit, net	(1,025,000)	200,000
Net cash from investing activities	(2,299,614)	(2,368,108)
Cash flows from financing activities
(Payments) borrowings under bank revolving line of credit agreement, net	(3,000,000)	2,000,000
Payments on lease payable	(246,504)	—
Dividends paid	(13,024,164)	(16,801,968)
Net cash from financing activities	(16,270,668)	(14,801,968)
Net change in cash and cash equivalents	2,071,411	2,090,183
Cash and cash equivalents at beginning of period	3,681,880	2,237,612
Cash and cash equivalents at end of period	$5,753,291	$4,327,795
Supplemental disclosures of cash flow information
Cash paid during the period for Interest	$524,937	$143,779
Supplemental disclosures of non-cash flow information
Building acquired through financing obligation	$—	$6,525,766

See accompanying notes to consolidated financial statements.

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

June 30, 2019

NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:  Newmar Corporation and Subsidiaries is a recreational vehicle manufacturer operating from facilities in Nappanee, Indiana. The Company sells primarily to dealers throughout the United States and select foreign countries. Substantially all of the Company’s products are sold to dealers who utilize floor plan arrangements with lending institutions (Note 10). Newmar Risk Management, Inc. (NRM) is a captive insurance company providing commercial property and various liability insurance to Newmar Corporation. NRM is a participant in a certain reinsurance agreement with other captive insurance companies. Newmar Corporation International, Inc. is an interest charge domestic international sales corporation that collects tax deductible commissions from Newmar Corporation.

Basis of Reporting:  These financial statements include the financial position and results of operations of Newmar Corporation and its wholly owned subsidiaries Newmar Corporation International, Inc. and Newmar Risk Management, Inc. (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:  As of June 30, 2019, the Company maintains cash deposits with two financial institutions. Each of the institutions are insured by an agency of the U.S. Government up to $250,000 and at times, deposits may be in excess of federally insured limits. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Certificates of Deposit:  Investments consists of certificates of deposit. The certificates of deposits are carried at amortized cost, which approximates fair value at June 30, 2019.

Accounts Receivable:  The Company accounts for trade receivables based on the amounts billed to customers. Most billings and past due receivables are determined based on contractual terms. The Company does not charge interest on any of its trade receivables.

Allowance for Doubtful Accounts:  The allowance for doubtful accounts is determined by management based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable, records an allowance for specific customers based on current circumstances, and charges off uncollectible receivables when all attempts to collect have failed.

Inventories, Net:  Inventories are valued at the lower of cost (first-in first-out method) or net realizable value.

Property, Plant and Equipment and Depreciation:  Assets are recorded at cost less accumulated depreciation. Repairs and maintenance are expensed as incurred; additions and betterments are capitalized. As assets are sold or disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in current earnings.

Leasehold improvements are amortized over the shorter of the lease term or the asset’s useful life, generally over 5 years. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets as follows: machinery and equipment, 7 years; transportation equipment, 5 years; office furniture and equipment, 5 to 7 years; service center

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

June 30, 2019

NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

building, 10 years; molds, 3 years. Depreciation expense for the six month periods ended June 30, 2019 and 2018 was $1,452,992 and $844,718, respectively.

Accrued Dealer Incentive Bonuses:  Estimated dealer incentive bonuses are accrued for at the time of the sale of recreational vehicles and are charged against sales.

Accrued Dealer Promotions:  Estimated dealer promotions, such as advertisement, show assistance, and sales incentives, are accrued for at the time of the sale of recreational vehicles and are charged against sales.

Accrued Warranty Claims:  The Company provides limited warranties on recreational vehicles for a period of one year from the time the retail customer takes delivery of the vehicle. An estimated warranty cost liability is provided for at the time of the sale. Provisions are accrued for future warranty costs based on the Company’s historical experience.

Redeemable Common Stock:  The Company reports common stock subject to redemption features that are outside the control of the Company separately from permanent shareholders’ equity. See Note 11.

Revenue Recognition:  Revenue from the sale of recreational vehicles is recognized at the time the products are shipped. The shipping terms are free on board (“FOB”) shipping point and title and risk of ownership are transferred to the independent dealers at that time.

Advertising:  Advertising costs consist primarily of trade shows and literature. Sale materials for literature including brochures and catalogs are accounted for as prepaid supplies until they are used or no longer expected to be used, in which case their cost is expensed. Trade shows are expensed in the period in which the show occurs. Other advertising costs are expensed when incurred. Advertising expense for the six month periods ended June 30, 2019 and 2018 was $2,685,609 and $1,267,006, respectively.

Shipping and Handling Costs:  The Company records freight billed to customers as sales. Costs incurred related to shipping and handling of products are reported as cost of sales.

Use of Estimates and Assumptions:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates and assumptions may change in the near future resulting in different actual results. Estimates associated with the allowance for doubtful accounts, accrued warranty claims, insurance loss reserve, and accrued repurchase obligations are particularly susceptible to material change in the near term.

Provision for Income Taxes:  Effective January 1, 1990, the Company elected, with the consent of its shareholders, to be taxed as an S corporation under Section 1362 of the Internal Revenue Code and a similar section of the state income tax laws where available which provides that, in lieu of corporate income taxes, the shareholders will be taxed on their proportionate share of the Company’s taxable income. Due to its pass through status (or tax-exempt status); the Company is

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

June 30, 2019

NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

not subject to U.S. federal income tax. The Company files in various states in which it has a franchise/excise tax or where the Company has elected or is required to file as a regular corporation under those state statutes and these income taxes are included in operating expenses with franchise taxes and gross receipts taxes since the amount of income taxes is not significant.

Newmar Risk Management, Inc. has elected to be taxed under Section 831(b) of the Internal Revenue Code. Pursuant to Section 831(b), if gross premiums do not exceed $2,300,000, then Newmar Risk Management, Inc. is taxed solely on its investment income.

The Company follows guidance issued by the Financial Accounting Standards Board with respect to accounting for uncertainty in income taxes. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense, respectively. The Company has no amounts accrued for interest or penalties as of June 30, 2019 and 2018. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months. The Company’s major tax jurisdictions are the United States government and various state governments for which management believes that with few exceptions, the Company is no longer subject to income tax examinations by these tax authorities for years prior to 2015.

Subsequent Events:  Management has performed an analysis of the activities and transactions subsequent to June 30, 2019 to determine the need for any adjustments to and/or disclosures within the financial statements for the period ended June 30, 2019. Management has performed their analysis through October 25, 2019, the date the financial statements were available to be issued.

Recently Issued Accounting Standards Not Yet Effective:  The Company has not yet adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which establishes a comprehensive five-step model for recognition of revenue from contracts with customers that will replace most of the accounting guidance currently effective and used in determining amounts and timing of revenue recognition. The effective date for this standard is for annual reporting periods beginning after December 15, 2018, which includes the Company’s current year end period for 2019. This standard does not apply to the interim period ended June 30, 2019. Based on an analysis of the Company’s historical internal accounting procedures and revenue recognition policies, the Company does not expect a material impact to its consolidated financial statements upon the adoption of this standard.

The Company has not yet adopted ASU 2016-02, Leases (Topic 842), which requires the Company to recognize both assets and liabilities arising from financing and operating leases for annual reporting periods beginning after December 15, 2019. This standard does not apply to the Company’s current year end period or the interim period ended June 30, 2019. There could be a material impact to the presentation of the manufacturing and office space lease between the

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

June 30, 2019

NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Company and Dutch Real Estate Corp. An analysis on this specific lease has not been completed at this time. By the end of the year 2020, the Company could be required to record an approximate $19,000,000 asset and corresponding liability related to the present value of these lease payments. The company does not anticipate any other leases would result in a material impact on the consolidated financial statements at this time, including the current lease with Air Investments, LLC accounted for under the financing method.

The Company has not yet adopted ASU 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which amends certain provisions accounting standards and changes the impairment model for most financial assets and certain other instruments. For trade and other receivables, held to maturity debt securities, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowances for losses. Additionally, entities will have to disclose more information with respect to credit quality indicators, including information used to track credit quality by year of origination for most financing receivables. The effective date for this standard is for annual reporting periods beginning after December 15, 2019. This standard does not apply to the Company’s current year end period or the interim period ended June 30, 2019. The Company does not expect a material impact to its consolidated financial statements upon adoption of this standard.

NOTE 2 — INVENTORIES

Inventories at June 30, 2019 consist of the following:

Chassis	$13,101,050
Raw materials	18,110,448
Work in process	8,864,039
Finished goods	32,108,467
72,184,004
Inventory reserves	(1,707,000)
$70,477,004

NOTE 3 — LINE OF CREDIT

During 2019, the Company amended its revolving credit agreement with 1st Source Bank, increasing the maximum available amount from $17,000,000 to $20,000,000 at June 30, 2019 and extending maturity through June 30, 2021. Interest is payable monthly at a floating rate per annum equal to one-month LIBOR rate plus 2.30% (effective interest rate of 4.70% at June 30, 2019). The line is secured by substantially all assets of the Company. The agreement also contains various financial covenants, with which the Company was in compliance at June 30, 2019. Borrowings on the line of credit at June 30, 2019 were $8,000,000.

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

June 30, 2019

NOTE 4 — RELATED PARTY TRANSACTIONS

At June 30, 2019, the Company had outstanding notes payable to a shareholder of $3,689,820. These notes are secured by the Company’s assets and accrue interest at the prime rate minus 1% (effective rate of 4.50% at June 30, 2019) until maturity at December 31, 2022, when the principal and accrued interest are due. Interest expense related to these notes was $82,339 and $66,998 for the six month periods ended June 30, 2019 and June 30, 2018, respectively.

The Company had a non-interest bearing demand advance receivable of $1,000,000 with one of its shareholders. The receivable was short-term in nature and was paid back to the Company in full subsequent to the six month period ended June 30, 2018.

At June 30, 2019, the Company had miscellaneous receivable balances from related parties of $118,213, which take place in the normal course of business and are reimbursed to the Company. The majority of this amount is due from shareholders ($67,538) for miscellaneous shop supplies. At June 30, 2019, there is a receivable from an entity affiliated through common ownership, New-Serv Inc., for a mobile service truck in the amount of $49,682 that was paid for by the Company. Any remaining amount relates to New-Way Transport Corp. and is described below.

At June 30, 2019, the Company contracted with an entity affiliated through common ownership, New-Way Transport Corp., to deliver certain units throughout its dealer network. Transportation costs paid to New-Way Transport Corp. for the six months ended June 30, 2019 and June 30, 2018 were $1,897,215 and $1,601,810, respectively. The Company did not owe New-Way Transport Corp. for any delivery services rendered as of June 30, 2019. At June 30, 2019, New-Way Transport Corp. owed the Company $993 for miscellaneous office supplies and fees paid for by the Company. New-Way Transport Corp. also owes the Company for unbilled services of approximately $151,630 at June 30, 2019 for related administration and dispatch services performed by the Company’s employees.

The Company leases its office and manufacturing facilities from a related party, Dutch Real Estate Corp., as referenced in Note 7 — Lease Commitments.

NOTE 5 — COMMON STOCK

The Company is authorized to issue a total of 200,000 shares of no par value, voting common stock and 6,000,000 shares of no par value, non-voting common stock.

The total voting and non-voting common shares issued and outstanding at June 30, 2019 were as follows:

	Voting	Non-Voting
Shareholders’ equity	21	20,121
Redeemable common stock	52,698	2,518,161
	52,719	2,538,282

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

June 30, 2019

NOTE 6 — ACCRUED WARRANTY CLAIMS

The activity in accrued warranty claims for the six month periods ended June 30, 2019 and 2018 is as follows:

	2019	2018
Balance at beginning of period	$15,570,000	$13,121,500
Claims paid	(8,480,450)	(7,058,955)
Accrued warranty expense	8,770,450	8,419,555
Balance at end of period	$15,860,000	$14,482,100

NOTE 7 — LEASE COMMITMENTS

The Company leases its office and manufacturing facilities from Dutch Real Estate Corp., an entity affiliated through common ownership, on a month-to-month basis. The monthly payments varied during the period and are $358,620 as of June 30, 2019. The Company intends to lease all of the facilities for at least five years.

The Company leased a service facility from an unrelated party through March 2018, and the lease was modified as described below.

All of the leases obligate the Company to pay property taxes, insurance, maintenance, and utilities on the respective facilities.

Total rental expense was $2,401,858 and $2,148,919 for the six month periods ended June 30, 2019 and 2018, of which $2,151,720 and $1,953,540 was paid to related parties. Future intended minimum rental payments over the next five years based on the month to month terms of the leases are as follows:

Related Party
2019 (6-month period)	$2,151,720
2020	4,303,440
2021	4,303,440
2022	4,303,440
2023	4,303,440
2024 (6-month period)	2,151,720
$21,517,200

On March 26, 2018, the Company entered into a modified lease agreement (Lease) with Air Investments, LLC for a lease of the service center building that it has been leasing. Under this Lease, Air Investments, LLC is adding a large expansion to the service center building and the Company is agreeing to lease the expanded facility for 10 years through June 30, 2028. Because the lease modification exposed the Company to substantial construction risks through its obligation to fund certain cost overruns, the Company was deemed the accounting owner of the entire facility as of the date of the lease modification. As the deemed accounting owner, the Company recognized the facility on its consolidated balance sheet at the estimated cost of the facility, and

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

June 30, 2019

NOTE 7 — LEASE COMMITMENTS (Continued)

recognized an accompanying financing obligation, which is included in lease payable in the consolidated balance sheet.

In addition, the Lease was determined to not qualify for sale-leaseback accounting treatment due to the Company’s continued involvement in the facility through its option to purchase the facility under the terms of the Lease. As a result, the Lease is accounted for under the financing method, under which the Company recognizes the facility on its consolidated balance sheet and depreciates it over the shorter of the facility’s estimated life or the lease term. The related financing obligation is being amortized over the life of the Lease term based on the minimum lease payments required under the Lease of $68,450 per month and the Company’s incremental borrowing rate of 5.27%.

The following is a summary of property held under the lease arrangement at June 30, 2019:

2019
Service center building	$6,525,766
Accumulated depreciation	(450,053)
Total	$6,075,713

At June 30, 2019, the lease payable balance is $6,095,794. The current portion of the lease payable is $511,378, and the long-term portion of the lease payable is $5,584,416. As of June 30, 2019, the future minimum finance lease payments are as follows:

Year
2019 (6- month period)	$412,969
2020	821,000
2021	821,000
2022	821,000
2023	831,600
2024 (6-month period)	415,800
Thereafter	3,592,260
Total	7,715,629
Amount representing interest	(1,619,835)
Present value of net minimum lease payments	$6,095,794

NOTE 8 — EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

The Company has a qualified savings and profit sharing 401(k) plan covering substantially all employees. Company regular and employee matching contributions to the plan are discretionary. For the six month periods ended June 30, 2019 and 2018, the Company accrued and expensed estimated matching contributions for the 2019 and 2018 plan years of $560,556 and $508,962, respectively.

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

June 30, 2019

NOTE 9 — INSURANCE PLANS

The Company has a high deductible plan for health insurance. The Company is responsible for the first $125,000 of each individual claim on the health insurance plan. The approximate aggregate loss exposure for the Company is $7,000,000, after which the stop loss insurance coverage is effective. Insurance expense under the plan was approximately $793,229 and $1,590,056 for the six month periods ended June 30, 2019 and 2018, respectively.

NOTE 10 — CONTINGENCIES

In connection with the wholesale floor-plan financing of recreational vehicles, the Company has entered into repurchase agreements with lending institutions of approximately $300,000,000 and $210,000,000 at June 30, 2019 and 2018, respectively. The terms of the repurchase obligations vary based upon the terms of the floor plan arrangements. The majority of these terms are 18 months or less and the expected terms of the financing under the agreements are considerably shorter because floor plan financing arrangements require payment upon sale of the unit by the dealer.

The agreements require the Company to repurchase its product from lending institutions in the event of dealer default. Such agreements are customary in the recreational vehicle industry and while the Company’s maximum exposure to loss under such agreements is the aforementioned amount, the actual exposure is limited by the resale value of the inventory which is required to be repurchased. In addition, since these obligations relate to numerous dealers and lenders, the risk of loss to the Company is mitigated.

The Company accounts for the guarantee under its repurchase agreements of its dealers’ financing by deferring a portion of the related product sale that represents the estimated fair value of the guarantee. The estimated fair value takes into account the estimate of losses the Company might incur upon resale of any repurchases. This estimate is based on recent historical experience supplemented by management’s assessment of current economic conditions affecting the Company’s dealers. The Company has recorded a repurchase reserve of $305,000 and $219,000 at June 30, 2019 and 2018, respectively. There were no losses on repurchases recorded during the six month periods ended June 30, 2019 and 2018.

The Company is the defendant in certain litigation arising in the ordinary course of business, primarily related to product warranty and product liability claims. In certain of these cases, a loss is reasonably possible, but an estimate of loss cannot be made. In the opinion of management, such items are adequately covered by insurance or their ultimate outcome will not have a material impact on the financial position, results of operations and cash flows of the Company.

NOTE 11 — REDEEMABLE COMMON STOCK

The Company has a shareholder agreement with certain Officer/Shareholders. No Officer/Shareholder is permitted to transfer shares to any person other than to the Company or existing Officer/Shareholders. The agreement allows these Officer/Shareholders to voluntarily offer shares for sale. In certain cases, including demotion, retirement, voluntary or involuntary termination, death or disability, the Officer/Shareholder is deemed to have offered their shares for sale. In the event an Officer/Shareholder offers their shares for sale, certain shareholders have the first option to

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

June 30, 2019

NOTE 11 — REDEEMABLE COMMON STOCK (Continued)

purchase these shares, the Company has the second option to purchase these shares, and the other existing Officer/Shareholders have the last option to purchase these shares. If the certain shareholders or other existing Officer/Shareholders do not purchase the offered shares, then the Company is required to purchase these shares at a price determined by all shareholders as periodically adjusted.

The Company also has a shareholder agreement with six shareholders collectively referred to as “Shareholders”. The agreement allows these Shareholders to voluntarily sell their shares at any time, with the Company and non-selling Shareholders having exclusive rights to accept the offer for a defined period of time. In case of the death of a Shareholder, the Company is required to purchase the shares held by the Shareholder’s or surviving spouse’s estate at a price determined by all shareholders as periodically adjusted.

The Company’s required redemption of the shares subject to agreements with Officer/Shareholders and Shareholders is outside the control of the Company. As a result, all shares subject to these agreements are presented separately from permanent equity as redeemable common stock. Shares of redeemable common stock are measured at fair value upon issuance and subsequently measured at redemption value at each reporting date, which is the amount that would be paid if settlement were to occur on those dates. The redemption value of redeemable common stock was $123,740,227 at June 30, 2019. Changes to redemption value during the reporting periods are reported in retained earnings (accumulated deficit). There were no changes in the number of shares reported as redeemable common stock during the six-month periods ended June 30, 2019 and 2018. In May 2018, the shareholders approved an increase in the redemption price per share, which resulted in an increase in redemption value of redeemable common stock of $50,618,172 and a corresponding charge to accumulated deficit for the six month period ended June 30, 2018. Per the terms of the agreement with Shareholders, if the Company does not have sufficient retained earnings to settle the redemption amount, the other Shareholders are required to contribute additional capital based on their proportional ownership in an amount sufficient to complete the settlement. The redemption amount related to the agreement with Shareholders is $115,180,277 at June 30, 2019 and is included in the total redemption amounts reported as redeemable common stock.

NOTE 12 — SUBSEQUENT EVENT

On September 15, 2019, the shareholders of the Company entered into a definitive agreement to sell the Company to Winnebago Industries, Inc. The sale is expected to close in Winnebago’s first quarter of fiscal year ending August 31, 2020 and is subject to regulatory approvals and other closing conditions.

On October 11, 2019, the board of directors approved the dissolution of NRM and that any proceeds from the dissolution be remitted to a seller escrow account for the benefit of the shareholders of the Company. The final dissolution of NRM is pending.

On October 14, 2019, the Company dissolved Newmar Corporation International, Inc.